Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230298) of Village Farms International, Inc. of:

1)	our report dated March 15, 2021 relating to the financial statements of Village Farms International, Inc., and
2)	our report dated March 12, 2021 relating to the financial statements of Pure Sunfarms Corp., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 15, 2021